UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 13, 2010

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) – (d) Not applicable

(e) On February 13, 2010, the Compensation Committee of the Board of Directors of ON Semiconductor Corporation (“Company”) made certain awards of performance based restricted stock units (the “2010 PBRSU Awards”) to eligible employees under the Company’s 2000 Stock Incentive Plan, as amended (“SIP”). These awards are effective on February 16, 2010. The general objective of these 2010 PBRSU Awards is to drive employee and Company performance using two key performance metrics, adjusted non-GAAP earnings before interest, taxes, depreciation, amoritization and certain special items (“Adjusted EBITDA”) and total revenue of the Company (“Revenue”) as explained more below. The Company considers Adjusted EBITDA to be an important tool in measuring the liquidity of the Company and this measure is intended to be consistent with this non-GAAP measure as used in the Company’s press releases. In addition, the Company believes that both Adjusted EBITDA and Revenue are particularly relevant considering the challenging economic environment that the Company and the Company’s industry continue to face.

The employees identified for eligibility for the 2010 PBRSU Awards were determined based primarily on performance and retention factors, along with level of position at the Company. In addition to other eligible employees, William Hall, Senior Vice President and General Manager of Standard Products Group and a named executive officer in the Company’s 2009 annual meeting proxy statement was granted a total of 80,000 PBRSUs under the SIP, subject to the terms and conditions of a 2010 PBRSUs Award agreement (“PBRSU Agreement”). The other named executive officers from the Company’s 2009 proxy statement, who hold executive vice president and above titles, volunteered to not accept their 2010 PBRSU Awards so that their grants could be redirected to other employees at the Company. The Compensation Committee considered the preceding along with each officer’s awards from prior years and other compensation data. In connection with this process, the Compensation Committee agreed with the other named executive officers and decided not to award these persons any 2010 PBRSU Awards. The officers that volunteered not to accept their 2010 PBRSU Awards are: Mr. Keith D. Jackson, our President and Chief Executive Officer; Mr. Donald Colvin, our Executive Vice President, Chief Financial Officer and Treasurer; Mr. Robert Mahoney, our Executive Vice President, Sales and Marketing; and Mr. W. John Nelson, our Executive Vice President, Chief Operating Officer and Chief Environmental Officer.

Information on the number of units awarded to Mr. Hall is set forth below.

	Year 1 (1)		Year 2 (1)		Year 3 (1)
	Minimum	Maximum	Minimum	Maximum	Minimum	Maximum
William Hall, Senior Vice President and General Manager of Standard Products Group	13,333	26,666	13,333	26,666	13,334	26,667

(1)	The columns do not include the cumulative totals for Mr. Hall’s PBRSUs award.

The performance period for the 2010 PBRSU Awards begins on January 1, 2010 and ends on December 31, 2012. Subject to the terms and conditions of the PBRSU Agreement, these awards will vest (if at all) in 1/3 increments (subject to the carry forward of unvested units described below) on the date the Company files its Annual Report on Form 10-K for each of the fiscal years 2010, 2011 and 2012, provided both the applicable performance measures are achieved.

If the minimum performance measures for both Revenue and Adjusted EBITDA are met for the fiscal year, 50% of the eligible units shall vest on the relevant vesting date. If the applicable maximum target performance measures with respect to both Revenue and Adjusted EBITDA are met for the fiscal year, the other 50% of the eligible units shall vest on the relevant vesting date. If the minimum performance measures for both Revenue and Adjusted EBITDA are not met for the fiscal year, no portion of the units shall vest on the relevant vesting date. Any unvested units will carry forward to subsequent fiscal years until the cumulative minimum performance measures for both Revenue and Adjusted EBITDA for the fiscal years or the cumulative maximum performance measures for both Revenue and Adjusted EBITDA for the fiscal years are met, and then all units carried forward related to these measures shall vest at the appropriate level (50% or 100%) on the relevant vesting date. If the minimum performance measures are met with respect to both Revenue and Adjusted EBITDA on the relevant vesting date, but the maximum performance measures are not met, 50% of the eligible units shall vest on the relevant vesting date and the remaining 50% of units shall carry forward to subsequent fiscal years until the cumulative maximum performance measures for both Revenue and Adjusted EBITDA are met for the relevant fiscal years, and then all units carried forward related to these measures shall vest at the appropriate level (50% or 100%) on the relevant vesting date.

The above description is not intended to be a complete description of the terms and conditions of the 2010 PBRSU Awards and is qualified in its entirety by reference to the previously disclosed terms and conditions set forth in the SIP pursuant to which these 2010 PBRSU Awards were granted.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: February 17, 2010	By:	/s/ KEITH JACKSON
Keith Jackson
Chief Executive Officer and President

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